AMENDMENT TO REGULATION S STOCK PURCHASE AGREEMENT

         THIS AMENDMENT, effective November 1st, 2000, ("this Amendment"), is entered into by and between Accesspoint Corporation, a Nevada Corporation ("Company"), and Citizen Asia Pacific Limited, a Hong Kong company (the "Purchaser").

                                 R E C I T A L S


         WHEREAS, the Company and Purchaser desire to amend the Regulation S Stock Purchase Agreement dated November 1st, 2000 ("the Agreement") by and between the Company and the Purchaser to modify the purchase terms and further define the Agreement; and

         WHEREAS, the undersigned parties desire to formalize such amendment;

         NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

         The Agreement is hereby amended to include the following additional provisions which read as follows:
                           PURCHASE, SALE AND TERMS OF SHARES

         1.1. THE SHARES. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company up to 1,600,000 shares (the "Shares") of the Company's Common Stock at a per share purchase price which shall be 40% of, (a) the closing, or, (b) last trade, price as defined below (the "Purchase Price") of the Company's shares of Common Stock as quoted on the OTC Bulletin Board (the "OTCBB") (or on such other United States stock exchange or public trading market on which the shares of the Company trade if, at the time of purchase, they are not trading on the OTCBB)on the date (the "Call Date") the purchase order (the "Purchase Notice") is received by Accesspoint as further described herein.

                  (a) CLOSING PURCHASE PRICE. Subject to the terms and conditions set forth herein, a Purchase Notice received by Accesspoint after 11 a.m. but prior to 6:00 a.m. PST (Los Angeles time) of the next day shall share the same Call Date as if the Purchase Notice was received at 11:00 a.m. PST of the first date. The Purchase Price for such Purchase Notice shall be 40% of the closing price of the Call Date.

                  (b) LAST TRADE PURCHASE PRICE. Subject to the terms and conditions set forth herein, a Purchase Notice received by Accesspoint after 6:00 a.m. but prior to 11:00 a.m. PST (Los Angeles time) shall have a Call Date of the date in which it was received. The Purchase Price for such Purchase Notice shall be 40% of the last trade price as quoted at 10:00 a.m. PST so long as the last trade price is not more then 10% less then the closing price of that same day. In the event of such occurrence the Purchase Price shall be 40% of the closing price of that day.

                  (c) All Purchase Notices must be received by Accesspoint in the form of signed instructions prior to June 30, 2001 as outlined in Section
1.3 below. For the purpose of delivery the Purchaser may deliver a Purchase Notice to Accesspoint via facsimile at (949) 852-8527 subject to the above conditions. For the purpose of determining the Purchase Price the parties shall use the closing and last trade price as quoted on the Yahoo Financial web site.

                  (d) The Purchaser understands and agrees that the Company, subject to receipt of the Purchase Price by Accesspoint in immediately available funds to the satisfaction of Accesspoint within eight (8) business days from the Call Date, may in its sole discretion reserve the right to accept or reject each Purchase Notice and this subscription for the Shares, in whole or in part or any applicable portion thereof.

                  (c) The Purchaser hereby acknowledges that Accesspoint may, in its sole discretion, provide Purchaser with notice to terminate this Agreement upon written two (2) day notice to Purchaser. Such notice may be delivered to Purchaser via facsimile. Thereafter Accesspoint shall not be under any burden to accept any Purchase Notice.

                  (d) The Purchaser hereby agrees to issue an amount of Twenty ($20.00) dollars (U.S.) for each certificate in excess of one (1) for each Purchase Notice which may contain more then one certificate order. This amount will be added to the principal sum of each Purchase Price amount.

IN WITNESS WHEREOF, this Amendment is effective on the date first set forth above. All provisions of this Amendment are hereby incorporated into the Agreement. This Amendment is to be attached to the Agreement and become a part of the Agreement. This Amendment and the Agreement shall be read together as a single document. The provisions contained in this Amendment shall supplant and replace any conflicting provisions in the Agreement. The provisions in this Amendment shall control over any conflicting provisions in the Agreement. All non-conflicting provisions contained in the Agreement shall survive this Amendment and remain in full force and effect when read in conjunction with this Amendment. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                              COMPANY

                              Accesspoint Corporation,
                              a Nevada Corporation


                              By:      /s/ TOM M. DJOKOVICH
                                       --------------------------------------
                                       Tom M. Djokovich,
                                       Chief Executive Officer


                              PURCHASER
                              Citizen Asia Pacific Limited

                              By:      /s/ MICHAEL H. HORNE
                                       --------------------------------------
                                       Michael H. Horne,
                                       Authorized Signatory